UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2006
VOLCANO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52045	33-0928885
(Commission File Number)	(IRS Employer Identification No.)

2870 Kilgore Road, Rancho Cordova California	95670
(Address of Principal Executive Offices)	(Zip Code)
1-800-228-4728
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
On December 14, 2006, J.P. Morgan Securities Inc. and Piper Jaffray & Co., on behalf of themselves and several underwriters, exercised an over-allotment option to acquire 795,000 newly-issued shares of common stock from Volcano Corporation (the company). The net proceeds to the company from the over-allotment closing, which occurred on December 19, 2006, were approximately $12.6 million. The over-allotment option was granted in connection with the company’s 7,500,000 share follow-on offering, which closed on December 12, 2006. In addition to the underwriters’ purchase of 795,000 shares under the over-allotment option, the follow-on offering consisted of 3,500,000 shares offered by the company and 4,000,000 shares offered by certain selling stockholders, including officers of the company. Proceeds to the company from the offering, including the over-allotment closing, after deducting underwriting discounts and commissions, but before expenses, were approximately $67.8 million.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 19, 2006

VOLCANO CORPORATION
By:	/s/ John T. Dahldorf
John T. Dahldorf, Chief Financial Officer and Secretary